Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-289151, 333-281193, 333-273673, 333-266718, 333-238084, 333-226786, 333-196120, 333-176205, 333-168254, 333-168629, and 333-138697) of Bausch Health Companies Inc. of our report dated February 18, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 18, 2026